Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 S. College Street Suite 2300 Charlotte, North Carolina 28202 T 704.417.3000 F 704.377.4814 nelsonmullins.com

May 14, 2019

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
1520 E. Grand Avenue
El Segundo, California 90245

Re:	Qualification as a Real Estate Investment Trust

Ladies and Gentlemen:

We serve as tax counsel to Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), in connection with certain matters of federal income tax law arising out of the sale and issuance by the Company of up to $2.2 billion worth of shares (the “Shares”) of common stock, $0.001 par value per share, consisting of Class T common stock, Class S common stock, Class D common stock, and Class I common stock offered in the primary offering and Class T common stock, Class S common stock, Class D common stock, Class I common stock, Class A common stock, Class AA common stock, Class AAA common stock, and Class E common stock offered pursuant to the Company’s distribution reinvestment plan (the “DRP”) (all such classes of common stock collectively, “Common Stock”). The Shares are to be issued pursuant to the Company’s Registration Statement on Form S-11, as amended to date (Registration No. 333-217223) or are being registered via an amendment to such Form S-11 (collectively, the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) on or about the date hereof. The Company has reserved the right to reallocate shares of Common Stock being offered among the classes of Common Stock and between the Company’s primary offering and the DRP. This opinion letter (this “Opinion Letter”) is being provided at the Company’s request in connection with the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.
The Registration Statement and the related form of prospectus included therein (including, without limitation, the form of Subscription Agreement attached thereto as Appendix A and the DRP attached thereto as Appendix C) in the form in which it was transmitted to the Commission under the 1933 Act;

2.
The First Articles of Amendment and Restatement of the Company, as supplemented by the Articles Supplementary dated April 25, 2016, the Articles of Amendment dated September 20, 2017, the Articles Supplementary dated September 20, 2017, the Articles Supplementary dated April 15, 2019, the Articles Supplementary dated April 29, 2019, and the Articles of Merger dated April 30, 2019

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK
NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
May 14, 2019

(together, the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.	The bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.
The Fifth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. (the “Operating Partnership”) dated as of April 30, 2019, certified as of the date hereof by an officer of the Company; and

5.	Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.
In connection with the opinions rendered below, we have assumed, with your consent, that:

1.	Any of the documents listed above which we reviewed in proposed form have been or will be duly executed without material changes from the documents reviewed by us;

2.
Each of the documents referred to above has been duly authorized, executed, and delivered by all parties other than the Company; is authentic, if an original, or is accurate, if a copy; has not been amended; and any natural person has the requisite legal capacity to act;

3.
During its taxable year ended December 31, 2018, and future taxable years, the Company has operated and will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

4.	The Company will not make any amendments to its organizational documents after the date of this Opinion Letter that would affect the opinions expressed below; and

5.	No action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.
In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate. Furthermore, where the factual representations in the Officer’s Certificate involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority.

Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Registration Statement under the caption “Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:

1.
The Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) pursuant to sections 856 through 860 of the Code beginning with the Company’s taxable year ended December 31, 2015, and the Company’s proposed method of operation will enable it to meet the qualifications and requirements for taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter; and

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
May 14, 2019

2.
The descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” are correct in all material respects, and the discussions thereunder fairly summarize the U.S. federal income tax considerations that are likely to be material to a holder of shares of the Common Stock.

We do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement (other than the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” as set forth in 2. above).

The opinion regarding the Company’s ability to qualify as a REIT depends upon the Company’s ability, through its actual operations, to meet the numerous REIT qualification tests imposed by the Code, including requirements relating to distribution levels and diversity of stock ownership of the Company, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Further, our opinions are subject to and limited by the assumption that the offering and issuance of Common Stock pursuant to the Registration Statement will be made as provided in the Registration Statement, including the assumption that all purchasers of the shares of Common Stock will meet the suitability standards provided in the Registration Statement, will complete and execute the subscription agreement, and will pay the subscription price. We will not review on a continuing basis the Company’s compliance with such qualification tests, documents, assumptions or representations.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal income tax matters or to any issues arising under the tax laws of any other country, or any state or locality. Such opinions are based on the Code, the Regulations, and existing administrative and judicial interpretations thereof (including private letter rulings issued by the Service), all as they exist as of the date of this Opinion Letter. We undertake no obligation to update the opinions expressed in this Opinion Letter after the date of this Opinion Letter. This Opinion Letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

Other than as expressly stated above, we express no opinion on any issue relating to the Company including, without limitation, any investment therein.

This Opinion Letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of the name of our firm under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP